DML SERVICES, INC. - COMMON STOCK
                            SUBSCRIPTION AGREEMENT

Investment

I desire to purchase            shares of DML Services, Inc at $0.50 per share
for a total of $

Make Checks Payable to:  Brighton Bank , DML Services, Inc., Escrow Account

Subscriber Information: Please clearly print name(s) in which Shares are to be acquired. All correspondence will go to the Investor Residence Address

Investor 1 (First, Middle I., Last):



Investor 2 (First, Middle I. Last):




REGISTRATION FOR THE INVESTMENT (HOW THE INVESTMENT SHOULD BE TITLED):




INVESTOR RESIDENCE ADDRESS 1:                CHECK ONE OF THE FOLLOWING:


                                         U.S. Citizen
Investor Residence Address 2:
                                         Resident Alien


City,          State     ZIP Code        Foreign Resident; Country ________

                                         U.S. Citizen residing outside the U.S.

Enter the taxpayer identification number. For most individual taxpayers, it is their Social Security Number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer Identification Number for the plan.

SOCIAL SECURITY NUMBER          TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE)


Form of Ownership (Individual, IRA, Trust, UGMA, Pension Plan, etc.)


Subscriber Signature: The undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above.

Authorized Signature of Investor 1____________________Date:__________________
Authorized Signature of Investor 2____________________Date:__________________


Company's Acceptance (To be completed only by an authorized representative of the Company.)

The foregoing subscription is accepted this ______ day of____________, _____



                                    ________________________________________
                                    Authorized Representative of the Company